UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2021 (March 8, 2021)

NN, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23486	62-1096725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6210 Ardrey Kell Road Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

(980) 264-4300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	NNBR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 9, 2021, NN, Inc. (the “Company”) announced that the Board of Directors (the “Board”) of the Company appointed Dr. Shihab Kuran to serve as a director of the Company, effective March 8, 2021, until the 2021 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death, resignation, disqualification or removal. Dr. Kuran will fill the vacancy created by the previously disclosed resignation of David K. Floyd.

Dr. Kuran, age 50, is the co-founder, president and chief executive officer of Power Edison LLC, a company focused on providing innovative mobile energy storage solutions. Dr. Kuran served as the President of Strategic Development at NRG Energy, Inc. (NYSE: NRG), a leading integrated energy company, prior to co-founding Power Edison in 2016. Before joining NRG, Dr. Kuran served as the President of Advanced Solutions at SunEdison, Inc., a renewable energy company, from 2013 to 2014. In 2012, Dr. Kuran founded Petra Solar, Inc., a clean energy technology company, and served as president and chief executive officer and a member of the board of directors from 2006-2012. Dr. Kuran currently serves on the board of directors of EnerKnol, Inc. and New York Energy Week, as well as the advisory boards of the Charles Edison Fund and the Edison Innovation Foundation.

Dr. Kuran brings to the board extensive experience as a founder, senior executive, director and advisor to various energy, manufacturing and smart grid technology companies, including both startups and established companies.

Dr. Kuran will be compensated on the same basis as all other non-management directors of the Company. Dr. Kuran will enter into an indemnification agreement with the Company, in the form previously entered into by the Company with its current directors, a copy of which was listed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

There are no arrangements or understandings between Dr. Kuran and any other person pursuant to which he was appointed as a director of the Company. There are no family relationships between Dr. Kuran and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Dr. Kuran and the Company.

ITEM 7.01.	REGULATION FD DISCLOSURE

On March 9, 2021, the Company issued a press release announcing Dr. Kuran’s appointment to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information, including the press release, furnished under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any other filing by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by NN, Inc. dated March 9, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2021

NN, INC.

By:	/s/ Matthew S. Heiter
Name:	Matthew S. Heiter
Title:	Senior Vice President, General Counsel